UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2025

Pacific Coast Oil Trust

(Exact name of registrant as specified in its charter)

Delaware	1-35532	80-6216242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A. 601 Travis, Floor 16 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 236-6555

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 11, 2025, Pannell Kerr Forster of Texas, P.C. (“PKF”) resigned as the independent registered public accounting firm of Pacific Coast Oil Trust (the “Trust”).

PKF has not completed its audit of the Trust’s financial statements since the Trust engaged PKF in March 2020. Therefore, PKF has not provided a report on the Trust’s financial statements for either of the past two years.

The Trust has no board of directors or audit committee or similar committee of a board of directors. The Bank of New York Mellon Trust Company, N.A., as trustee of the Trust (the “Trustee”), did not recommend or approve PKF’s resignation.

During the fiscal years ended December 31, 2023 and December 31, 2024, and the subsequent interim period through July 11, 2025, there were (i) no disagreements between the Trust and PKF on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PKF, would have caused PKF to make reference to the subject matter of the disagreement in PKF’s reports on the Trust’s financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that on July 11, 2025, PKF advised the Trust that (1) the allegations raised by a former employee of Pacific Coast Energy Company LP (“PCEC”), if further investigated, may materially impact the fairness or reliability of the Trust’s financial statements, or cause PKF to be unwilling to rely on PCEC management’s representations or be associated with the Trust’s financial statements, and (2) PKF had not received certain documentation it requested from PCEC supporting the accounting for the asset retirement obligations (“ARO”) estimated by PCEC, in particular the evidence supporting the well count used to develop the ARO estimate contained in the Trust’s Registration Statement on Form S-1, as amended, effective May 2, 2012, which may affect other analysis supporting the valuation of the underlying properties and may materially impact the fairness or reliability of the Trust’s financial statements.

As the Trust has previously disclosed, the Trustee is in the process of independently investigating the relevant allegations made by the former employee of PCEC in a complaint filed with the SEC and in a federal civil lawsuit against PCEC. This process initially was hindered by the former employee’s unwillingness to provide to the Trustee relevant information regarding his allegations against PCEC. Accordingly, the Trustee has obtained some relevant information concerning the former employee’s allegations through other sources and will continue to seek additional information needed to properly investigate the allegations. The Trustee’s investigation also has been impeded by the fact that PCEC has not loaned sufficient funds to the Trust to enable the Trustee to retain appropriate legal and accounting experts to conduct an investigation, as required under the amended and restated trust agreement that governs the Trust. The Trustee has made demand upon, and continues to urge, PCEC to pay these funds forthwith.

The Trust has not yet identified a successor independent registered public accounting firm. The Trustee has discussed the matters described above with PKF, and the Trustee has authorized PKF to respond fully to the inquiries of the successor independent registered public accounting firm concerning the matters. The Trustee anticipates that the Trust will be unable to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 on a timely basis and will experience further delays in completing the audits of the Trust’s financial statements for the years ended December 31, 2019 through December 31, 2024 and the reviews of the Trust’s quarterly financial statements for the years 2023, 2024 and 2025 and in preparing a comprehensive annual report on Form 10-K as part of the Trust’s efforts to become current in its filing obligations under the Securities Exchange Act of 1934, as amended.

The Trust provided PKF with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the SEC. The Trust requested that PKF furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of PKF’s letter will be provided as an exhibit to an amendment to the Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Coast Oil Trust

	By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: July 17, 2025		By:	/s/ Sarah Newell
Sarah Newell
Vice President